Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 1) of BioLife Solutions, Inc. of our report dated March 29, 2013, on our audits of the financial statements of BioLife Solutions, Inc. as of and for the years ended December 31, 2012 and 2011.  We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-1/A (Amendment No. 1).

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
January 22, 2014